EXHIBIT 21



                         Subsidiaries of Mascotech, Inc.



         Name                                              Jurisdiction of
                                                   Incorporation or Organization

Acme Office Group                                              New York
Arrow Specialty Company                                        Delaware
Cuyam Corporation                                              Ohio
ER Acquisition Corp.                                           Delaware
Gruppo Tov Sr.l                                                Italy
K.S. Disposition, Inc.                                         Michigan
K-Tech Mfg., Inc.                                              Delaware
Masco Industries International Sales, Inc.                     Barbados
MascoTechLux S.a.r.l.                                          Luxembourg
MascoTech Europe S.a.r.l.                                      Luxembourg
MascoTech Europe, Inc.                                         Delaware
MascoTech GmbH                                                 Germany
Gruppo Tov Sr.l.                                               Italy
H&B Hyprotec Technology OHG                                    Germany
Anton Bauer GmbH                                               Germany
Holzer GmbH & Co. OHG                                          Germany
Holzer Limited                                                 United Kingdom
MascoTech Sintered Components                                  Spain
   Espana S.L.
Neumeyer CR spol s.r.o.                                        Czech Republic
Neumeyer Fliesspressen GmbH                                    Germany
MascoTech European Holdings Inc.                               Delaware
GLO S.p.A.                                                     Italy
MascoTech Forming Technologies -
  Fort Wayne, Inc.                                             Indiana
MascoTech Services, Inc.                                       Delaware
MascoTech Sintered Components Limited                          United Kingdom
MascoTech Sintered Components of Indiana, Inc.                 Delaware
MascoTech Sintered Components, Inc.                            Delaware
MascoTech Sintered Components Holdings,                        Mexico
   S. de R.L. de C.V.
MascoTech Sintered Components                                  Mexico
   Services, S.de R.L. de C.V.
MascoTech Sintered Components                                  Mexico
   Mexico, S.A. de C.V.
MascoTech Tubular Products, Inc.                               Michigan
MASG Disposition, Inc.                                         Michigan
MASX Energy Services Group, Inc.                               Delaware
MTSPC, Inc.                                                    Delaware
NI Wheel, Incorporated                                         Ontario

         Name                                              Jurisdiction of
                                                   Incorporation or Organization

Plastic Form, Inc.                                             Delaware
Precision Headed Products, Inc.                                Delaware
TriMas Corporation                                             Delaware
Beaumont Bolt & Gasket, Inc.                                   Texas
Industrial Bolt & Gasket, Inc.                                 Louisiana
Compac Corporation                                             Delaware
Netcong Investments, Inc.                                      New Jersey
Di-Rite Company                                                Ohio
Draw-Tite, Inc.                                                Delaware
Draw-Tite (Canada) Ltd.                                        Ontario
Eskay Screw Corporation                                        Delaware
Fulton Performance Products, Inc.                              Delaware
Heinrich Stolz GmbH                                            Germany
Hitch'N Post, Inc.                                             Delaware
Keo Cutters, Inc.                                              Michigan
Lake Erie Screw Corporation                                    Ohio
Lamons Metal Gasket Co.                                        Delaware
Canadian Gasket & Supply Inc.                                  Canada
Louisiana Hose & Rubber Co.                                    Louisiana
Monogram Aerospace Fasteners, Inc.                             Delaware
NI Foreign Military Sales Corp.                                Delaware
NI West, Inc.                                                  California
Norris Cylinder Company                                        Delaware
Norris Environmental Services, Inc.                            California
Norris Industries, Inc.                                        California
Punchcraft Company                                             Michigan
Reese Products, Inc.                                           Indiana
TriMas Corporation Pty. Ltd.                                   Australia
Roof Rack Industries Pty Ltd.                                  Australia
TriMas Industries Pty. Ltd.                                    Australia
Rola Roof Rack Pty. Ltd.                                       Australia
Reese Products of Canada Ltd.                                  Ontario
Reska Spline Products, Inc.                                    Michigan
Richards Micro-Tool, Inc.                                      Delaware
Rieke Corporation                                              Indiana
Rieke Canada Limited                                           Canada
Rieke Corporation (S) Pte Ltd                                  Singapore
Rieke of Indiana, Inc.                                         Indiana
Rieke of Mexico, Inc.                                          Delaware
Rieke de Mexico, S.A. de C.V.                                  Mexico
Rieke Leasing Co., Incorporated                                Delaware
Rieke Packaging Systems                                        Australia
   Australia Pty. Ltd.


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
         Name                                              Jurisdiction of
                                                   Incorporation or Organization

TriMas Corporation Limited                                     United Kingdom
The Englass Group Limited                                      United Kingdom
Rieke Packaging Systems Limited                                United Kingdom
Top Emballage S.A.                                             France
TriMas Export, Inc.                                            Barbados
TriMas Fasteners, Inc.                                         Delaware
TriMas Services Corp.                                          Delaware
W. C. McCurdy Co.                                              Michigan
Wesbar Corporation                                             Wisconsin
Consumer Products, Inc.                                        Wisconsin
Windfall Products, Inc.                                        Pennsylvania
Windfall Specialty Powders, Inc.                               Pennsylvania
WIPCO, Inc.                                                    Delaware
Windfall do Brasil Ltda.                                       Brazil
Windfall Foreign Sales Corp.                                   Barbados




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